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EXHIBIT 99.10(a)

Consent of Independent Auditors
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Deloitte & Touche LLP

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CONSENT OF INDEPENDENT AUDITORS


Pacific Mutual Life Insurance Company:

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement No. 33-88460 of Separate Account A (for the offering of Pacific Portfolios) on Form N-4 of our report dated February 22, 1997 related to Pacific Mutual Life Insurance Company's consolidated financial statements as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, which is included in the Statement of Additional Information of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements" in the Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus for Separate Account A which are part of such Registration Statement.



Deloitte & Touche LLP

April 29, 1997